CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors

FEDERAL SIGNAL CORPORATION

We consent to the incorporation, by reference, in the Registration Statement (Form S-8 filed December 28, 1990, and its amendments) to our reports on the latest annual reports with respect to the financial statements and schedule of the Federal Signal Corporation 401(k) Retirement Plan included in the Annual Report (Form 11-K) for the years ended December 31, 2004 and 2003.

MAYER HOFFMAN McCANN P.C.

Chicago, Illinois
June 24, 2005